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                                                             REGISTRATION NO.



                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                  --------------------------------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                  --------------------------------------------------
                                      AAR CORP.
                (Exact name of registrant as specified in its charter)

             DELAWARE                                        36-2334820

    (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                      Identification No.)

               ONE AAR PLACE                                    60191
         1100 N. WOOD DALE ROAD                               (Zip code)
           WOOD DALE, ILLINOIS
  (Address of principal executive offices)

                             AAR CORP. STOCK BENEFIT PLAN
                      (FORMERLY KNOWN AS AAR CORP. AMENDED STOCK
                             OPTION AND INCENTIVE PLAN)
                               (Full title of the plan)

                                  HOWARD A. PULSIFER
                     VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                                    ONE AAR PLACE
                                1100 N. WOOD DALE ROAD
                             WOOD DALE, ILLINOIS   60191
                       (Name and address of agent for service)

                                    (630) 227-2000
            (Telephone number, including area code, of agent for service)



                           CALCULATION OF REGISTRATION FEE
==============================================================================
    TITLE OF            AMOUNT        PROPOSED       PROPOSED       AMOUNT
  SECURITIES TO         TO BE         MAXIMUM        MAXIMUM    OF REGISTRATION
  BE REGISTERED       REGISTERED      OFFERING      AGGREGATE         FEE
                                       PRICE        OFFERING
                                     PER UNIT (a)      (a)
______________________________________________________________________________
Common Stock,
 $1.00 par value    500,000 shares     $35.9687     $17,984,375      $5,450
______________________________________________________________________________
 Common Stock
 Purchase Rights    500,000 shares       (b)           (b)             (b)
==============================================================================

(a) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

(b) Each unit consists of one share of Common Stock and one related Common Stock Purchase Right. The Rights currently are not evidenced by separate certificates and may not be transferred except upon transfer of the related shares. The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock.

--------------------------------------------------------------------------------

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                                 GENERAL INSTRUCTIONS

                       E. REGISTRATION OF ADDITIONAL SECURITIES

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement of Registrant on Form S-8, Registration No. 33-26783, filed by the Registrant with the Securities and Exchange Commission on February 1, 1989, registering its Common Stock, $1.00 par value per share, and its Common Stock Purchase Rights, issuable pursuant to the AAR CORP. Stock Benefit Plan (formerly known as the AAR CORP. Amended Stock Option and Incentive Plan), are hereby incorporated by reference.

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                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in this registration statement not included in the Exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement of the Registrant on Form S-8 (Registration
No. 33-26783) which is incorporated herein by reference.

Item 8. Exhibits.

The Exhibits filed herein are set forth on the exhibit index filed as part of this Registration Statement on page 6 hereof.

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                                  POWER OF ATTORNEY

KNOWN BY ALL MEN BY THESE PRESENTS, that each of the persons signing this Registration Statement as a director or officer, or both, of AAR CORP., a Delaware corporation, hereby constitutes and appoints Ira A. Eichner, David
P. Storch, and Howard A. Pulsifer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Wood Dale, State of Illinois, on October 8, 1997.
                                  AAR CORP.

                                         By:  /s/ David P. Storch
                                              -------------------
                                                  David P. Storch
                                                  President and
                                                  Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and effective on the dates indicated.

SIGNATURE                      TITLE                           DATE

/s/ Ira A. Eichner             Chairman of the Board;          October 8, 1997
------------------
Ira A. Eichner

/s/ David P. Storch            President and                   October 8, 1997
-------------------            Chief Executive Officer;
David P. Storch                Director
                               (Principal Executive Officer)

/s/ Timothy J. Romenesko       Vice President,                 October 8, 1997
------------------------       Chief Financial Officer &
Timothy J. Romenesko           Treasurer
                               (Principal Financial and
                               Accounting Officer)

/s/ A. Robert Abboud           Director                        October 8, 1997
--------------------
A. Robert Abboud

/s/ Howard B. Bernick          Director                        October 8, 1997
---------------------
Howard B. Bernick

/s/ Edgar D. Jannotta          Director                        October 8, 1997
---------------------
Edgar D. Jannotta

---------------------          Director                        October 8, 1997
Robert D. Judson

/s/ Erwin E. Schulze           Director                        October 8, 1997
--------------------
Erwin E. Schulze

/s/ Joel D. Spungin            Director                        October 8, 1997
-------------------
Joel D. Spungin

/s/ Lee B. Stern               Director                        October 8, 1997
----------------
Lee B. Stern

/s/ Richard D. Tabery          Director                        October 8, 1997
---------------------
Richard D. Tabery

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                                   EXHIBIT INDEX

         Item                              Exhibits

4.  Instruments defining            4.1   Instruments defining the rights of
    the rights of security                security holders are hereby
    holders                               incorporated by reference as Exhibits
                                          to the Registrant's Annual Report on
                                          Form 10-K for the fiscal year ended
                                          May 31, 1997.

5.  Opinion re legality             5.1   Opinion of Mr. Howard A. Pulsifer,
                                          Vice President, General Counsel and
                                          Secretary (filed herewith, Page 7).

23. Consents                       23.1   Consent of KPMG Peat Marwick LLP
                                          (filed herewith, Page 8).

                                   23.2   Consent of Mr. Howard A. Pulsifer,
                                          Vice President, General Counsel and
                                          Secretary (contained in opinion
                                          referred to in Exhibit 5)

24. Power of Attorney              The Power of Attorney immediately precedes
                                   the signature page hereof (filed herewith, Page 4).